As filed with the Securities and Exchange Commission on July 2, 2018

Registration No. 333-51363

Registration No. 333-51361

Registration No. 333-59598

Registration No. 333-62022

Registration No. 333-88086

Registration No. 333-116755

Registration No. 333-151580

Registration No. 333-174615

Registration No. 333-183269

Registration No. 333-197755

Registration No. 333-201830

Registration No. 333-201831

Registration No. 333-204550

Registration No. 333-218199

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-8 REGISTRATION STATEMENT NO. 333-51363

FORM S-8 REGISTRATION STATEMENT NO. 333-51361

FORM S-8 REGISTRATION STATEMENT NO. 333-59598

FORM S-8 REGISTRATION STATEMENT NO. 333-62022

FORM S-8 REGISTRATION STATEMENT NO. 333-88086

FORM S-8 REGISTRATION STATEMENT NO. 333-116755

FORM S-8 REGISTRATION STATEMENT NO. 333-151580

FORM S-8 REGISTRATION STATEMENT NO. 333-174615

FORM S-8 REGISTRATION STATEMENT NO. 333-183269

FORM S-8 REGISTRATION STATEMENT NO. 333-197755

FORM S-8 REGISTRATION STATEMENT NO. 333-201830

FORM S-8 REGISTRATION STATEMENT NO. 333-201831

FORM S-8 REGISTRATION STATEMENT NO. 333-204550

FORM S-8 REGISTRATION STATEMENT NO. 333-218199

UNDER

THE SECURITIES ACT OF 1933

KINDRED HEALTHCARE, LLC

(successor in interest to Kindred Healthcare, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	8050	61-1323993
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

680 South Fourth Street

Louisville, Kentucky 40202-2412

(502) 596-7300

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Vencor Healthcare, Inc. 1998 Incentive Compensation Plan

Vencor Healthcare, Inc. 1998 Non-Employee Directors Stock Option Plan

Vencor 2000 Stock Option Plan

Vencor Restricted Share Plan

Kindred Healthcare, Inc. 2001 Stock Option Plan

Kindred Healthcare, Inc. 2001 Stock Option Plan for Non-Employee Directors

Kindred Healthcare, Inc. 2001 Stock Incentive Plan (amended and restated)

Kindred Healthcare, Inc. 2001 Stock Incentive Plan Amended and Restated

Kindred Healthcare, Inc. 2001 Stock Option Plan for Non-Employee Directors Amended and Restated

Kindred Healthcare, Inc. 2001 Stock Incentive Plan, Amended and Restated

Kindred Healthcare, Inc. 2011 Stock Incentive Plan

Kindred Healthcare, Inc. 2012 Equity Plan for Non-Employee Directors

Kindred Healthcare, Inc. 2011 Stock Incentive Plan, Amended and Restated

Kindred Healthcare, Inc. 2011 Stock Incentive Plan, Amended and Restated

Gentiva Health Services, Inc. 2004 Equity Incentive Plan

Kindred Healthcare, Inc. 2012 Equity Plan for Non-Employee Directors, Amended and Restated

Kindred Healthcare, Inc. Stock Incentive Plan, Amended and Restated

Kindred Healthcare, Inc. Equity Plan for Non-Employee Directors, Amended and Restated

(Full title of the plan)

Joseph L. Landenwich, Esq.

General Counsel and Corporate Secretary

Kindred Healthcare, LLC

680 South Fourth Street

Louisville, KY 40202-2412

(502) 596-7300

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

with copies to:

Michael Albano, Esq.

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

(212) 225-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

Kindred Healthcare, LLC, a Delaware limited liability company and successor in interest to Kindred Healthcare, Inc., a Delaware corporation (the “Registrant”), is filing this post-effective amendment (this “Post-Effective Amendment”) to the following registration statements on Form S-8 (the “Registration Statements”):

Registration No.	Date Filed with the SEC	Name of Equity Plan or Agreement	Number of Kindred Healthcare, Inc.’s shares of common stock, par value $0.25 (the “Shares”) Originally Registered
333-51363	4/29/98	Vencor Healthcare, Inc. 1998 Incentive Compensation Plan	11,645,309
333-51361	4/29/98	Vencor Healthcare, Inc. 1998 Non-Employee Directors Stock Option Plan	298,073
333-59598	4/26/01	Vencor 2000 Stock Option Plan	600,000
		Vencor Restricted Share Plan	600,000
333-62022	5/31/01	Kindred Healthcare, Inc. 2001 Stock Option Plan	800,000
		Kindred Healthcare, Inc. 2001 Stock Option Plan for Non-Employee Directors	200,000
333-88086	5/13/02	Kindred Healthcare, Inc. 2001 Stock Incentive Plan (amended and restated)	1,200,000
333-116755	6/23/04	Kindred Healthcare, Inc. 2001 Stock Incentive Plan Amended and Restated	3,000,000
		Kindred Healthcare, Inc. 2001 Stock Option Plan for Non-Employee Directors Amended and Restated	200,000
333-151580	6/11/08	Kindred Healthcare, Inc. 2001 Stock Incentive Plan, Amended and Restated	1,500,000
333-174615	5/31/11	Kindred Healthcare, Inc. 2011 Stock Incentive Plan	3,000,000
333-183269	8/13/12	Kindred Healthcare, Inc. 2012 Equity Plan for Non-Employee Directors	200,000
333-197755	7/31/14	Kindred Healthcare, Inc. 2011 Stock Incentive Plan, Amended and Restated	2,700,000
333-201830	2/2/15	Kindred Healthcare, Inc. 2011 Stock Incentive Plan, Amended and Restated	1,414,132
333-201831	2/2/15	Gentiva Health Services, Inc. 2004 Equity Incentive Plan	1,090,787
333-204550	5/29/15	Kindred Healthcare, Inc. 2012 Equity Plan for Non-Employee Directors, Amended and Restated	200,000
333-218199	5/24/17	Kindred Healthcare, Inc. Stock Incentive Plan, Amended and Restated	5,000,000
		Kindred Healthcare, Inc. Equity Plan for Non-Employee Directors, Amended and Restated	800,000

Pursuant to the Agreement and Plan of Merger, dated as of December 19, 2017, by and among Kindred Healthcare, Inc., a Delaware corporation, Kentucky Hospital Holdings, LLC, a Delaware limited liability company (“HospitalCo Parent”), Kentucky Homecare Holdings, Inc., a Delaware corporation (“Parent”) and Kentucky Homecare Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Merger Sub was merged with and into Kindred Healthcare, Inc. (the “Merger”), with Kindred Healthcare, Inc. continuing as the surviving company in the Merger. The Merger became effective on July 2, 2018. At the effective time of the Merger, the issued and outstanding Shares (other than Shares held by Kindred Healthcare, Inc., Parent, HospitalCo Parent or Merger Sub or their respective wholly owned subsidiaries (which were canceled) and Shares that were owned by stockholders who had properly exercised and perfected a demand for appraisal rights under Delaware law), were canceled and converted into the right to receive $9.00 in cash, without interest. Promptly following the effective time of the Merger, Kindred Healthcare, Inc. was converted into a Delaware limited liability company and its name was changed to Kindred Healthcare, LLC.

As a result of the Merger, the Registrant has terminated the offering of its securities pursuant to the Registration Statements. The Registrant, by filing this Post-Effective Amendment, hereby terminates the effectiveness of the Registration Statements and removes from registration any and all Shares registered but unsold or otherwise unissued under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Kentucky, on this day of July 2, 2018. No other person is required to sign this Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.

KINDRED HEALTHCARE, LLC (successor in interest to Kindred Healthcare, Inc.)

By:	/s/ Joseph L. Landenwich
Name:	Joseph L. Landenwich
Title:	General Counsel and Corporate Secretary